                                    SCHEDULE 14A
                                   (Rule 14a-101)

                      INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          PACIFIC PHARMACEUTICALS, INC.
                  ------------------------------------------------
                  (Name of Registrant as Specified in its Charter)


     ------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
     or Item 22(a)(2) of Schedule A
[  ] $500 per each party to the controvery pursuant to Exchange Act
     Rule 14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
          (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
     (5)  Total fee paid:

-------------------------------------------------------------------------------
     [  ] Fee paid previously with preliminary materials

-------------------------------------------------------------------------------
     [  ] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                  ----------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                        ------------------------
     (3)  Filing Party:
                       ---------------------------------------------------------
     (4)  Date Filed:
                     -----------------------------------------------------------

                            PACIFIC PHARMACEUTICALS, INC.
                            6730 MESA RIDGE ROAD, SUITE A
                                 SAN DIEGO, CA 92121
                                    (619) 550-3900

                                     ------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD AUGUST 13, 1998

                                     ------------

Notice is hereby given that an Annual Meeting (the "Meeting") of the Stockholders of Pacific Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at the offices of Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, NY 10036, on Thursday, August 13, 1998, at 10:00 a.m. E.S.T., and at any adjournments thereof, for the following purposes:

     1. To elect six Directors to hold office for a one-year term or until their successors are elected and qualified. The following persons are nominees (the "Nominees") for election to the Board of Directors by holders of the outstanding shares entitled to vote: Drs. and Messrs.
     H. Laurence Shaw, Robert A. Vukovich, Jack H. Halperin, John G. Kringel, Elliott H. Vernon and Michael S. Weiss;

     2. To authorize the Company to enter into and perform agreements, in connection with a private placement financing by the Company and the Company's subsidiary, BG Development Corp. ("BGDC"), to exchange shares of BGDC Convertible Preferred Stock for shares of the Company's Common Stock under certain circumstances (the "Exchange Right");

     3. To consider and act upon a proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending March 31, 1999; and

     4. To consider and act on such other business as may properly be presented at the Meeting.

A record of the stockholders has been taken as of the close of business on June 26, 1998 (the "Record Date"), and only those stockholders of record on the Record Date will be entitled to notice of and to vote at the Meeting. A complete list of the stockholders entitled to vote at the Meeting arranged in alphabetical order, and showing the address of such stockholder and the number of shares registered in the name of each stockholder, will be kept open at the offices of Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, NY 10036, for examination by any stockholder during business hours for a period of ten (10) days immediately prior to the Meeting.

The votes of a majority of the shares present at the meeting in person or by proxy is required for the approval of the Nominees, for the approval of the Exchange Right and to ratify the selection of Deloitte & Touche LLP as the Company's independent accountants.

Your participation in the Meeting is important. To ensure your representation, if you do not expect to be present at the Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage-prepaid envelope which has been provided for your convenience. A proxy may be revoked by a later dated, properly executed proxy. The prompt return of proxies will ensure a quorum for the Meeting and save the expense of a further solicitation.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              /S/ DR. H. LAURENCE SHAW
                              ------------------------
                              DR. H. LAURENCE SHAW
                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


SAN DIEGO, CALIFORNIA
JULY 8, 1998

          IT IS IMPORTANT THAT YOUR SHARES BE PRESENTED AT THE MEETING. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                          PACIFIC PHARMACEUTICALS, INC.
                          6730 MESA RIDGE ROAD, SUITE A
                               SAN DIEGO, CA 92121
                                 (619) 550-3900
                                  JULY 8, 1998

                                 --------------

                                 PROXY STATEMENT

                                 --------------

                             SOLICITATION OF PROXIES


This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Pacific Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting (the "Meeting") of Stockholders, to be held at the offices of Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, NY 10036, on Thursday, August 13, 1998, at 10:00 a.m. E.S.T. and at any adjournments thereof.

Shares of capital stock of the Company entitled to vote at the Meeting which are represented by properly executed and dated proxies returned prior to the Meeting will be voted at the Meeting in accordance with the specifications thereon. Shares represented by valid proxies will be voted in accordance with the instructions indicated thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Any proxy on which no direction is specified will be cast: FOR Proposal 1 to elect the Nominees as Directors; FOR Proposal 2 to authorize the Company to enter into and perform agreements, in connection with a private placement financing by the Company and the Company's subsidiary, BG Development Corp. ("BGDC"), to exchange shares of BGDC Convertible Preferred Stock for shares of the Company's Common Stock under certain circumstances (the "Exchange Right"); and FOR Proposal 3 to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending March 31, 1999. The proxy also confers discretionary authority on the persons designated therein to vote on other business, not currently contemplated, which may come before the Meeting.

Any stockholder giving a proxy has the right to revoke it by giving written notice to the Secretary of the Company or by duly executing and delivering a proxy bearing a later date or by attending the Meeting and giving oral notice to the Secretary at any time prior to the voting.

This Proxy Statement, accompanying form of proxy and the Fiscal 1998 Annual Report to Stockholders, including financial statements, are first being mailed to stockholders on or about July 13, 1998.

A complete list of the stockholders entitled to vote at the Meeting arranged in alphabetical order, showing their address and the number of shares registered in the name of each stockholder, will be kept open at the offices of Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, NY 10036, for examination by any stockholder during business hours for a period of ten (10) days immediately prior to the Meeting.

The cost of the solicitation of proxies for the Meeting will be paid by the Company. In addition to solicitation of proxies by use of mails, Directors, Officers and employees of the Company may solicit proxies personally, or by other appropriate means. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to, and to obtain proxies from the beneficial holders of such stock, and the Company will reimburse them for their reasonable expenses in doing so.

QUORUM

The presence in person or by proxy of stockholders of a majority of the outstanding shares entitled to vote is required for there to exist the quorum needed to transact business of the Meeting. If, initially, a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the holders of a majority of the voting power of the common stock, par value $.02 per share (the "Common Stock") and the Series A Convertible Preferred Stock, par value $25.00 per share (the "Preferred Stock"), present at the meeting in person or by proxy is required for the approval of the Nominees as Directors, for the approval of the Exchange Right and to ratify the selection of Deloitte & Touche LLP as the Company's independent accountants.

Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. Abstention from voting on any matter will have the practical effect of voting against any of the proposals since it is one less vote for approval. Broker non-votes are not considered to be shares "entitled to vote" (other than for quorum purposes), and will therefore have the effect of reducing the absolute number of votes required for stockholders to approve Proposals 1, 2, and 3. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Company, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary power to vote.

APPRAISAL RIGHTS

Stockholders will not have appraisal rights with respect to any of the proposals to be voted upon at the Meeting. Delaware law does not require that holders of the Common Stock and Preferred Stock who object to any or all of the Proposals, and who vote against or abstain from voting in favor of any or all of the Proposals, be afforded any appraisal or dissenters' rights or the right to receive cash for their shares.

RECORD DATE AND OUTSTANDING VOTING SECURITIES

The securities of the Company entitled to vote at the Meeting consist as of June 26, 1998, the record date fixed by the Board of Directors (the "Record Date"), of 11,257,021 shares of Common Stock, and 38,446 shares of Preferred Stock. Each share of Common Stock is entitled to one vote on all matters presented to the stockholders. Each share of Preferred Stock outstanding as of the record date is entitled to 290.89 votes on all matters presented to the stockholders. Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the Company's stockholders vote (i) FOR the election of the Nominees as Directors, (ii) FOR approval of the Exchange Right, and (iii) FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending March 31, 1999.

AVAILABLE INFORMATION

The Company's Annual Report to Stockholders for the Fiscal Year ending March 31, 1998, including financial statements, accompanies this Proxy Statement. Stockholders and Preferred Stockholders may obtain (free of charge) a copy of the Company's most recent Annual Report on Form 10-K, excluding Exhibits, as filed with the Securities and Exchange Commission (the "SEC") by writing to Pacific Pharmaceuticals, Inc., Attention: Investor Relations, at the address shown on Page 1.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, NY 10007 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information filed with the SEC can also be inspected at the SEC's site on the World Wide Web at http://www.sec.gov. In addition, material filed by the Company can be inspected at the offices of the American Stock Exchange ("Amex") at 86 Trinity Place, New York, NY 10006.

                             EXECUTIVE COMPENSATION

The information under this heading relates to the compensation of the Chairman of the Board (who was also the Chief Executive Officer at Fiscal 1998 year-end) and the other most highly compensated executive officer of the Company as of the Fiscal 1998 year-end for services in all capacities during Fiscal 1998. This information is presented in compliance with the rules and regulations of the Securities and Exchange Commission applicable to those companies, such as Pacific Pharmaceuticals, Inc., that meet the definition of a "small business issuer".


                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term Compensation
                              ----------------------------------------------------------------------------------------------
                                                       Annual Compensation                     Awards            Payouts
----------------------------------------------------------------------------------------------------------------------------
          Name and                                                                    Restricted     Number        LTIP
          Principal             Fiscal                                                   Stock         of         Payout
          Position               Year      Salary          Bonus         Other           Awards      Options      Amount
                                                                                         Amount
---------------------------------------------------------------------------------------------------------------------------
H. Laurence Shaw, M.D.           1998     $ 253,646        $ 35,000    $ 150,439 (a)     $ 56,875     200,000       $ -
   Chairman of the               1997     $  64,000 (b)    $ 25,000    $  23,493         $   -        675,000       $ -
   Board and Chief
   Executive Officer

Anil K. Singhal, Ph.D. (c)       1998     $ 125,437         $ 20,000   $      -           $ 8,750     225,000       $ -
   Vice President - R & D


(a) Includes $13,401 for reimbursement of health, life and disability insurance coverage and $137,038 for reimbursement of relocation costs.

(b) Represents approximately three months' compensation earned after Dr. Shaw joined the Company in December 1996.

(c)  Dr. Singhal joined the Company in April 1997.

                            COMPENSATION PURSUANT TO PLANS

        INDIVIDUAL OPTION GRANTS TO EXECUTIVE OFFICERS DURING FISCAL 1998

                                                                                    Potential Realizable Value
                                          Percent                                        at Assumed Annual
                       Number of          of Total                                     Rates of Stock Price
                        Securities        Options                                        Appreciation for
                      Underlying         Granted to                                         Option Term
      Name of           Options          Employees    Exercise   Expiration    -------------------------------------
 Executive Officer       Granted         in FY 1997     Price       Date               5%                10%
--------------------------------------------------------------------------------------------------------------------
H. Laurence Shaw       200,000 (a)          22%        $ 0.90625  02/10/08          $ 185,251         $ 402,342

Anil Singhal           150,000 (b)          16%        $ 1.0625   04/16/07          $ 100,230         $ 254,003
                        75,000 (c)           8%        $ 0.75     03/12/08          $  73,553         $ 150,439

(a) 66,667 options vest on January 1, 1999, 66,667 vest on January 1, 2000 and 66,666 vest on January 1, 2001.

(b) 100,000 options become exercisable in four equal annual installments after the first anniversary of the grant date. 50,000 options vest upon achievement of certain milestones. As of March 31, 1998, 40,000 options were vested.

(c) Options become exercisable in four equal annual installments after the first anniversary of the grant date.


  AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR END 1998 OPTION
                                   VALUES

                                                              Number of
                                                        Securities Underlying             Value of Unexercised
                          Number of                      Unexercised Options              In-The-Money Options
                           Shares                         at March 31, 1998                 at March 31, 1998
Name of                   Acquired      Value      -------------------------------- ---------------------------------
Executive Officer        on Exercise   Realized      Exercisable    Unexercisable     Exercisable    Unexercisable
-------------------------------------------------  -------------------------------- ---------------------------------
H. Laurence Shaw             -           $ -           365,625          509,375          $ -              $ -

Anil K. Singhal              -           $ -            40,000          185,000          $ -              $ -


EMPLOYMENT AGREEMENT

Dr. Shaw has an employment agreement (the "Employment Agreement") with the Company for an initial two year period beginning December 17, 1996, subject to renewal upon mutual agreement. The Employment Agreement provides that the Company will pay Dr. Shaw an initial salary of $250,000 per annum, subject to certain annual increases. Effective January 1, 1998, the Company increased Dr. Shaw's annual salary to $262,500. Under the Employment Agreement, Dr. Shaw is also entitled to receive a minimum annual bonus of $25,000, with an additional annual milestone-based bonus at the discretion of the Board of Directors of up to an additional $125,000. The

Employment Agreement also provides for the Company to pay Dr. Shaw compensation equal to his salary and minimum bonus for a period of 12 months in the event of his early termination from the Company for a reason other than just cause or in the event that Dr. Shaw terminates the Employment Agreement for (i) a material breach of the Employment Agreement by the Company, (ii) the failure of the Company to elect Dr. Shaw to the office of Chief Executive Officer, President and Director of the Company, (iii) a reduction in Dr. Shaw's base salary or other benefits of a material economic effect, or (iv) in the event of a "change of control" of the Company. A "change of control" is defined in the Employment Agreement to mean a merger or consolidation in which either more than fifty percentage of the voting power of the Company is transferred or the Company is not the surviving entity, or the sale or other disposition of all or substantially all the assets of the Company.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company currently receive an annual retainer of $3,000 and a fee of $1,000 for each Board meeting attended in person. The Company also reimburses Directors for reasonable travel and related expenses incurred in attending meetings. Officers of the Company who serve on the Board or any Committee thereof receive no compensation for doing so.

The Company grants 50,000 options to each new Director pursuant to the Company's Stock Option Plan for Non-Employee Directors (the "Director Plan"). In addition, the Director Plan calls for annual grants of 10,000 options for each Director at the market price on the date of the Annual Stockholders' Meeting.

                  BENEFICIAL AND RECORD OWNERSHIP OF SECURITIES

The following table sets forth certain information as of June 26, 1998, with respect to the beneficial ownership of the Company's Common Stock and Preferred Stock by (a) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock and Preferred Stock; (b) each present executive officer, Director and Nominee, and (c) all Executive Officers, Directors and Nominees as a group. Except as otherwise indicated, the address of each person is care of Pacific Pharmaceuticals, Inc., 6730 Mesa Ridge Road, Suite A, San Diego, CA 92121.

                                          Common Stock           Preferred Stock
                                          ------------           ---------------           % of Total
              Name                     Shares (1)(2)     %      Shares(1)(2)     %          Voting Power
              ----                     -------------     -      ------------     -          ------------
Paramount Capital Asset
Management, Inc. (3)                     2,426,400     17.29%     14,338       27.10%         26.43%

Dr. Lindsay Rosenwald (3)                2,858,783     19.76%     24,684       39.03%         34.19%

The Aries Trust (3)                      1,445,250     11.07%      9,461       19.70%         17.52%

Aries Domestic Fund, L. P. (3)             981,150      7.79%      4,877       11.23%         10.28%

Lou Weisbach
5980 West Touhy Ave.
Niles, IL 60714                            955,100      7.84%          -            -          4.26%

Dr. H. Laurence Shaw                       460,000      3.96%          -           -           2.01%

Anil K. Singhal                             67,000          *                                    *

Jack H. Halperin                            54,800          *          -           -             *

John G. Kringel                             37,500          *          -           -             *

Elliott H. Vernon                           47,900          *          -           -             *

Michael S. Weiss (4)                       113,174      1.00%      1,557       3.88%         2.46%

Robert A. Vukovich                          29,300          *          -           -             *

All Directors and Executive
Officers as a group (7 persons)            809,674      7.22%      1,557       3.88%         5.52%


(1) The inclusion of any shares deemed beneficially owned does not constitute an admission by the person named that he is the beneficial owner of those shares. Beneficial ownership also includes shares of Common Stock which may be acquired within 60 days of June 26, 1998 through the exercise of warrants or options as follows: Dr. Rosenwald, 2,458,783 shares; Aries Domestic Fund, L.P., 781,150 shares; The Aries Trust, 1,245,250 shares; Paramount Capital Asset Management, Inc., 2,026,400 shares; Dr. Shaw, 450,000; Dr. Singhal, 65,000; Mr. Halperin, 54,800 shares; Mr. Kringel, 32,500 shares; Mr. Vernon, 47,900 shares; Mr. Weiss, 113,174 shares; and all Directors and Executive Officers as a group 785,874 shares. Beneficial ownership also includes shares of Preferred Stock which may be acquired within 60 days of June 26, 1998 through the exercise of warrants as follows: Dr. Rosenwald, 12,045 shares; Aries Domestic Fund, L.P., 578 shares; Aries Trust, 1,121 shares; Paramount Capital Asset Management, Inc., 1,699 shares; and Mr. Weiss, 1,558 shares. Although the Preferred Stock is convertible into Common Stock, it is not reflected on an as-converted basis in the Common Stock Column because, as a voting security, it is reflected in its own column.

(2) To the best of the Company's knowledge, unless otherwise indicated, the beneficial owners names in column one have sole voting and investment power with respect to the shares held.

(3) Reflects beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Paramount Capital Asset Management, Inc. is the general partner of Aries Domestic Fund, L.P., and is the investment manager of the Aries Trust, and therefore may be deemed to be the beneficial owner of shares beneficially owned by each. Dr. Lindsey Rosenwald is the President and sole shareholder of Paramount Capital Asset Management, Inc. and may therefore deemed to be the beneficial owner of shares beneficially owned by Paramount, and each of the Fund and the Trust, although he disclaims such beneficial ownership except to the extent of his primary interests. Other than the 2,426,400 shares of Common Stock and the 14,338 shares of Preferred Stock attributed to Dr. Rosenwald through the holdings of Paramount Capital Asset Management, Inc., Dr. Rosenwald's attributed beneficial ownership consists of 432,383 shares of Common Stock and 10,346 of Preferred Stock underlying certain warrant exercisable within 60 days.

(4) Includes warrants to purchase 46,174 shares of Common Stock and 1,557 shares of Preferred Stock. Mr. Weiss disclaims beneficial ownership of all shares owned by other employees of principals of Paramount or Paramount Capital.

*  Less than 1%

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Six Directors are to be elected at the Meeting, each to serve for a term of one year and until his successor shall be duly elected and qualified. The proxies solicited hereby are intended to be voted FOR the Nominees whose names are listed below unless authority to vote for election of any or all of such nominees is withheld by marking the proxy to that effect. If a quorum is present, the six nominees receiving an affirmative vote of the holders of a majority of the Common Stock and Preferred Stock represented and entitled to vote at the Meeting in person or by proxy shall be elected. Shares with respect to which authority to vote for a nominee or nominees is withheld will not be counted in the total number of shares voted for such nominee or nominees. The Company has no reason to believe that any nominee will not be available for election to serve his prescribed term. However, if any nominee should for any reason be unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may recommend in his place, or the Board may reduce the number of Directors to eliminate the vacancy.

Pursuant to the Company's Bylaws, the size of Board of Directors is currently fixed at nine members. However, the Board has nominated only the six existing Board members for election at this time. Votes cannot be cast, either in person or by proxy, for a greater number of persons than the number of nominees named herein.

The following table sets forth the name and age of each nominee and the positions and offices with the Company held by him, his principal occupation and business experience during the past five years, and the year of commencement of his term as a Director of the Company.

               THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

H. LAURENCE SHAW, M.D., Chairman, President and Chief Executive Officer, 52, became a Director in 1996. From 1995 to 1996, Dr. Shaw served as Corporate Vice President Research & Development of C.R. Bard. Prior to that, from 1993-1995, Dr. Shaw served as Chief Executive Officer, President and Director of Atlantic Pharmaceuticals, Inc. and Chief Executive Officer of each of Atlantic's operating companies from their inception in 1993. From 1984-1993, he was Vice President, Medical and Regulatory Affairs and Advanced Research at Abbott Laboratories. From 1981-1984, he was a board member of Revlon Health Care, Ltd. (UK) and Director, Medical and Technical Affairs. At Revlon, he was responsible for pharmaceutical formulation and development, new business development and clinical research for Revlon's major research unit outside of the USA. Prior to Revlon, he served as International Medical Director for Meadox Medical Inc.; Medical Director for Merck in the UK; and as Associate Director for SmithKline Corporation. Dr. Shaw is a graduate of the University College Hospital Medical School, London, UK and has worked in clinical practice in the UK and in the USA. He is a

Fellow of the Faculty of Pharmaceutical Medicine of the Royal College of Physicians, a Fellow of the American College of Clinical Pharmacology and a member of many professional associations. Dr. Shaw also serves on the Board of directors of Endorex Corporation and is the Chairman, President and CEO of BG Development Corp.

JACK H. HALPERIN, 51, became a Director in 1992. Mr. Halperin is a corporate and securities attorney with expertise in financing transactions who has practiced independently since 1987. Mr. Halperin was a member of the law firm of Solinger Grosz & Goldwasser, P.C. from 1981 to 1987. Mr. Halperin has a B.A. from Columbia College and a J.D. from New York University School of Law. Mr. Halperin is a member of the Board of Directors of I-Flow Corporation, AccuMed International, Inc., Memory Corporation and Nocopi Technologies, Inc.

JOHN G. KRINGEL, 59, became a Director in 1997. Mr. Kringel, was Senior Vice President of Hospital Products and President of Hospital Products Division of Abbott Laboratories from October 1990 and September 1983 until June 30, 1998. He joined Abbott in 1980 as divisional vice president of corporate planning and development. From 1977 to 1980, Kringel was associated with the Warner-Lambert Co., where he was executive vice president of American Optical Corporation and president of the vision care and safety products division. Prior to that, Kringel was general manager of the U.S. medical division of Corning Glass Works. Mr. Kringel is a member of the Board of Directors of Lakeland Health Services, Inc., and the Board of Trustees of Highland Park Hospital and Chairman of Groveland Health Services Board of Trustees. He is also Chairman of Lakeland Health Ventures, Inc.'s Board of Directors. He is a member of the Board and Chairman of the Northeast Illinois Council of the Boy Scouts of America, Member of the Board of Directors of the American Society of Hospital Pharmacists Research & Education Foundation, and a member of the Board of Directors of Navix Radiology Systems, Inc.

ELLIOTT H. VERNON, 55, became a director in 1995. Mr. Vernon has been the Chairman of the Board and Chief Executive Officer of Healthcare Imaging Services, Inc., a publicly held health care management and services company that supplies state-of-the-art medical equipment and services to physicians, hospitals, and other health care providers in the Northeast region since its inception in 1991. Mr. Vernon is also the managing partner of MR General Associates, a New Jersey general partnership and the general partner of DMR Associates, and has held such positions for the past seven years. Mr. Vernon is Of Counsel to the law firm of Schottland, Aaron, Plaza, Costanzo & Manning, Esq., with offices in New York and New Jersey. Mr. Vernon is currently a director of Transworld Home Healthcare, Inc., a publicly held regional supplier of a broad range of alternate site healthcare services and products.

ROBERT A. VUKOVICH, Ph.D., 55, became a Director in January 1998. Dr. Vukovich founded Roberts Pharmaceutical in 1983 and served as Chairman of the Board, Chief Executive Officer and President until September 1997, and is presently Executive Chairman. From 1979-1983, he was the worldwide divisional director of Developmental Therapeutics at Revlon Health Care Group, and held positions prior to 1979 in drug development with the Squibb Institute for

Medical Research and Warner Lambert Research Institute. Dr. Vukovich is also a member of the Board of Directors for Cypros Pharmaceutical, Entrepreneur of the Year Institute, Biotransplant, Inc., and is on the Board of Trustees at Allegheny College. He is a graduate of Jefferson Medical College.

MICHAEL S. WEISS, 32, became a director in 1995. Mr. Weiss is Senior Managing Director of Paramount Capital, Inc., an investment banking firm and certain affiliated entities. He joined the companies is 1993. Prior to that, Mr. Weiss was an attorney with Cravath, Swaine & Moore. Mr. Weiss is Vice Chairman of Genta, Incorporated and Chairman of Procept, Inc. Mr. Weiss also serves as a director of AVAX Technologies, and Palatin Technologies, Inc. and is secretary of Atlantic Pharmaceuticals, Inc., all of which are publicly traded biotechnology companies. Mr. Weiss is also currently a member of the Board of Directors of several privately held biopharmaceutical companies, including Nephros, Inc. and Cardio Technologies, Inc. Mr. Weiss is also a Director and Secretary and of Binary Therapeutics, Inc and is a Director and Secretary of BG Development Corp. Mr. Weiss received his J.D. from Columbia University School of Law and a B.S. in Finance from The State University of New York at Albany.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met five times during fiscal year 1998. The Company's Board of Directors has an Audit Committee and Executive Compensation and Stock Option Committee. The Board has no nominating or similar committee. The current members of the Audit Committee are Messrs. Kringel, Halperin and Weiss. This committee monitors the Company's basic accounting policies, reviews audit and management reports and makes recommendations regarding the appointment of the independent auditors. The Audit Committee met once during the last fiscal year, and otherwise its responsibilities were assumed by the full Board of Directors. The members of the Executive Compensation Committee and Stock Option Committee are Messrs. Halperin, Vernon and Vukovich. This committee, which met once during the last fiscal year and reviews and determines appropriate Officer compensation and administers and makes awards under the various stock option plans. During fiscal 1998, all of the Company's Directors attended at least 75% of the meetings of the full Board and of committees of which they were members.

The affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock present at the Meeting in person or by proxy is required to approve the election of the Nominees as Directors of the Company.

                                   PROPOSAL 2

                           APPROVAL OF EXCHANGE RIGHT

RIGHTS TO O6 BENZYL GUANINE COMPOUND

In March 1998, the Company and Pennsylvania State University (the "Licensor"), entered into an exclusive, worldwide, royalty bearing license agreement (the "License") with the right to grant sublicenses to certain patents and patent applications relating to the manufacture and use of proposed products incorporating O6 Benzyl Guanine ("BG"). The Company, in turn, assigned the License to its subsidiary, B-G Development Corp. ("BGDC"), pursuant to an Assignment and Assumption Agreement dated April 20, 1998 (the "Assignment"), and BGDC issued 7,500,000 shares of its common stock, par value $.001 per share, to the Company. In accordance with the Assignment, BGDC has assumed the obligations of the Company under the License, including royalty and other payments more fully described below, provided that Pacific guarantees such payments. Additionally, BGDC and the Company have entered into a one-year renewable Corporate Services and Management Agreement pursuant to which the Company will provide financial/accounting, administrative, advisory and managerial support to BGDC. For such services, the Company will receive from BGDC a management fee equal to $500,000 per year, payable in equal monthly installments. Because of the sale of the BGDC Preferred Stock (as defined below), BGDC is no longer a wholly owned subsidiary of the Company but is, and will be at all times following any closing in the Transaction (as defined below) be majority owned by the Company. See "Transaction Giving Rise To The Exchange Right" below.

The Company has had preliminary discussions with the N.I.H. with respect to entering into a Cooperative Research and Development Agreement ("CRADA") for BG. Pursuant to the CRADA, the N.I.H. would, among other things, make available to BGDC (a) all N.I.H. clinical data relating to any potential products incorporating BG developed or generated by the N.I.H. prior to the date of the CRADA and (b) all subsequent data developed under such CRADA. The Company estimates that, pursuant to the CRADA, it would be required to pay approximately $125,000 per year to the N.I.H.

In accordance with the terms of the License, the Company has agreed to pay to the Licensor a percentage of sales of Licensed Products as well as certain performance-based milestones. The Company has also agreed to pay the Licensor a non-refundable minimum annual royalty (the "Minimum Annual Royalty") equal to $75,000 per year creditable against future milestone payments and third party payments, commencing upon execution of the License but subject to certain deferrals. Additionally, the Company will pay to the Licensor $150,000 as an up-front licensing fee, payable upon the earlier to occur of
(a) receipt by the Company of the National Cancer Institute (the "N.C.I.") Clinical Data and pre-clinical data or (b) the date that is six months from the Effective Date, payable in cash or equity at the discretion of the Company. The Company may fulfill up to 75% of its payment obligations resulting from Minimum Annual Royalties or performance milestones through the issuance of a number of shares of the Company's Common Stock equal to the cash value of such payments for this purpose, the Company's common stock shall be valued at the average closing price of the Company's Common Stock on the 10 consecutive trading days prior to (a) the date of achievement of any such milestone or (b) the date on which such payment accrues. To the extent that the Company satisfies any of the payment obligations under the License through the issuance of the Company's Common Stock, BGDC has agreed to reimburse the Company with a cash payment of the obligation amount.

Upon receipt of appropriate documentation of past patent expenses, the Company shall also pay to the Licensor the approximate amount of $200,000 (for which BGDC has agreed to reimburse the Company) in installments commencing upon the earlier to occur of (a) receipt by the Company of the N.C.I. Clinical Data and pre-clinical data and (b) the date that is six months from the Effective Date of the License.

TRANSACTION GIVING RISE TO THE EXCHANGE RIGHT

The Company and BGDC are pursuing a private placement transaction (the "Transaction") to fund the development of BG and to provide capital resources for the Company to develop its other products. As of the date of the mailing of this Proxy Statement, the Company and BGDC have sold approximately $3.0 million of a class of Preferred Stock of BGDC (the "BGDC Preferred Stock") convertible into shares of BGDC common stock, and plan to sell up to an additional $7.0 million of the BGDC Preferred Stock in the Transaction. The Company receives approximately 25% of the proceeds of the Transaction with the remaining 75% going directly to BGDC. Any offer and sale of securities in the Transaction have been and will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The Company cannot predict when or if additional closings of the Transaction will occur.

In accordance with the terms of the Transaction, each holder of the BGDC Preferred Stock and the Company enter into agreements providing each holder with the right to exchange their BGDC Preferred Stock with the Company to the extent that any shares of the BGDC Preferred Stock are outstanding on the date that is one year following the final closing date of the Transaction (the "Initial Exchange Date"). In accordance with terms of such agreements,
(i) for the 60-day period following the Initial Exchange Date, each holder of the BGDC Preferred Stock has the right to sell their shares of the BGDC Preferred Stock to the Company for $2.00 per share, and (ii) for the 60-day period following the one year anniversary of the Initial Exchange Date (the "Final Exchange Date"), each holder of the BGDC Preferred Stock has the right to put their shares of BGDC Preferred Stock to the Company for $3.99 per share (in either case the "Put Purchase Price"). The $2.00 Put Purchase Price is based upon the per share price of the BGDC Preferred Stock, and the $3.99 Put Purchase Price is based upon the per share price plus accrued dividends at the time of the Final Exchange Date.

Importantly, the Company has the right, in its discretion, to pay the Put Purchase Price in cash, the Company's Common Stock or any combination thereof. In the event that the Company elects to pay the Put Purchase Price in shares of Company Common Stock ("Exchange Shares"), the number of Exchange Shares to be delivered will be determined by dividing (a) that portion of the Put Purchase Price to be paid in Exchange Shares by (b) the average closing price of Company's Common Stock for the 30 consecutive trading days immediately preceding the Initial Exchange Date or the Final Exchange Date as the case may be, on the principal national securities exchange on which Company's Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing bid price of Company Common Stock as reported by the NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or, if the Company's Common Stock is not reported on NASDAQ, the closing bid price for the Company's Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Company's Common Stock as determined in good faith between the Board of Directors of the Company and the holders of a majority of the BGDC Preferred Stock then outstanding.


THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY, THE PROPOSED TO BE ISSUED SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

STOCKHOLDER APPROVAL

Section 713 of the American Stock Exchange, Inc.'s ("AMEX") Listing Standards, Policies and Requirements sets forth certain stockholder approval requirements for companies with AMEX listed securities. In general, pursuant to Section 713, the Company is required to obtain stockholder approval prior to its issuance of Common Stock (or securities convertible into Common Stock) equal to 20% of the outstanding shares of Common Stock (the "20% Rule") at a price below the greater of the book value or market value of the Common Stock. On June 24, 1998, the Company was notified by AMEX that it intends to take actions to remove the Company's Common Stock from the AMEX because the Company fails to meet Amex's financial guidelines for continued listing. Although the Company intends to appeal Amex's decision, there can be no assurance that the Company will be able to maintain its AMEX listing. If the Company's appeal is not successful, it anticipates that its common stock will initially begin trading on the NASD Electronic Bulletin Board following removal from AMEX. Other exchanges, as well as the NASDAQ Stock Market, have requirements similar to that of the 20% Rule, although the NASD Bulletin Board does not presently impose any similar requirement. In order to comply with the 20% Rule or any such similar rule, the prior approval of stockholders would be a condition precedent to the Company's consummation of any such transaction or transactions.

The Company is specifically seeking the Stockholders' approval to authorize the Company to enter into and perform agreements in connection with the Transaction and the Exchange Right, and in connection therewith, to use such amount of the Company's Common Stock that the Board of Directors determines to be appropriate, in its discretion, to satisfy the Put Purchase Price (such election by the Company, the "Exchange Right"), when and if the Put Right is exercised by any of the holders of the BGDC Preferred Stock.

Under certain circumstances, the Company's election to utilize the Exchange Right, and to issue shares of the Company's common stock to satisfy the Put Right, could result in the issuance of shares of Common Stock in excess of the 20% Rule. Ultimately, whether or not the 20% Rule is implicated by the Exchange Right would depend upon the price of the Company's Common Stock, the amount of BDGC Preferred Stock tendered pursuant to the Put Right, and how AMEX, if the Company's Common Stock is still listed on AMEX at the time of the Exchange Right were implemented, or any other exchange or market on which the Company's securities were then listed or reported would interpret the 20% Rule in relation to the Exchange Right at the time it was implemented. In any event, if the market price of the Company's Common Stock were low at the time the Exchange Right were implemented, and a substantial number of BDGC Preferred Stock shares tendered, substantial dilution could occur to the existing stockholders of the Company.

The Board of Directors believes that it is in the Company's best interests to consummate the Transaction and the Company intents to proceed with the Transaction whether or not the Exchange Right is approved by the Company's stockholders. In the event that stockholder approval is not obtained, the Company may have to pay cash to satisfy the Put Right, or the Board of Directors may, in consideration of its fiduciary duties, also determine to proceed with the Exchange Right if they determine such action to be in the Company's best interests. In such instance, the Company may no longer qualify for inclusion on the AMEX, if the Company's Common Stock is still listed on AMEX at the time of the Exchange Right were implemented or any other exchange or market on which the Company's securities were then listed that also applies the 20% Rule or any similar rule.

Although the issuance of shares of Common Stock pursuant to the Exchange Right as proposed herein could have a dilutive effect on the Company's current stockholders, the Board of Directors believes that stockholder approval of the issuance of such stock in the best interests of the Company. Approval of the Exchange Right will give the Company maximum flexibility to address the Put Right when and if it is exercised in the future. Accordingly, the Board of Directors strongly recommends that stockholders vote to approve the Exchange Right. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the foregoing proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR IN FAVOR OF THE EXCHANGE RIGHT. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE.


                                   PROPOSAL 3

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Although not required to do so, the Board customarily seeks stockholder ratification of its selection of Deloitte & Touche LLP to serve as the Company's independent public accountants for the fiscal year ending March 31, 1999. Deloitte & Touche LLP has served as the Company's independent public accountants since 1983. It is anticipated that a representative of Deloitte & Touche LLP will attend the Meeting in person or by telephone, and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT
THE STOCKHOLDERS VOTE FOR RATIFICATION OF DELOITTE & TOUCHE LLP
TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As described above, in March of 1998 the Company entered into a license agreement for BG with the owners of the patents for BG and subsequently assigned its rights to BGDC. The Company and BGDC have entered into a one-year renewable Corporate Services and Management Agreement pursuant to which Pacific will provide financial/accounting, administrative, advisory and managerial support to BGDC and the Company will receive from BGDC a management fee of $500,000 per year, payable in monthly installments. The directors and officers of BGDC are: Dr. H. Laurence Shaw as Chairman, President and CEO, Anil K. Singhal as a director and Chief Scientific Officer and Michael S. Weiss as a director and Secretary.

In connection with the license agreement, the Company entered into an Introduction Agreement with Paramount Capital Investments, LLC, ("PCI"). The agreement provides for cash consideration of $100,000 plus reimbursement of expenses, as well as milestone payments in the Company's Common Stock of up to 1,000,000 shares if the BG compound successfully reaches certain milestones.

In connection with the Transaction, the Company, BGDC and a placement agent (the "Placement Agent") affiliated with Michael S. Weiss and certain significant stockholders of the Company have also entered into a placement agency agreement (the "Placement Agency Agreement") pursuant to which the Company and BGDC have agreed that BGDC will pay to the Placement Agent for its services, compensation in the form of (a) cash commissions equal to 9% of the gross proceeds from the Transaction, (b) a non-accountable expense allowance equal to 4% of the gross proceeds from the Transaction and (c) warrants to acquire a number of newly issued shares of BGDC Preferred Stock equal to 10% of the number of shares of BGDC Preferred Stock issued in the Transaction, exercisable for a period of 10 years from the final closing date of the Transaction at 110% of the price per share of Preferred Stock sold in the Transaction.

In addition, upon the final closing date of the Transaction, BGDC and the Placement Agent will enter into an financial advisory agreement (the "BGDC Financial Advisory Agreement") whereby the Placement Agent will act as the non-exclusive financial advisor to BGDC for a period of 24 months. Such engagement will provide that the Placement Agent receive (a) a monthly retainer of $3,000, (b) out-of-pocket expenses and (c) success fees in the event Paramount or any of its affiliates assists BGDC in connection with certain financing and strategic transitions. In addition, upon the execution of the BGDC Financial Advisory Agreement, BGDC will sell to the Placement Agent and/or its designees, for $.001 per warrant, warrants to acquire a number of newly issued Units equal to 15% of the Units issued in the Offering, exercisable for a period of five years commencing six months after the Final Closing Date at an exercise price equal to 110% of the initial offering price of the share of Preferred Stock.

Paramount Capital, Inc. ("Paramount") acted as placement agent for the Company on its November 1995 private placement (the "1995 Private Placement") and on its December 1996 private placement (the "1996 Private Placement"). Pursuant to its engagement in connection with the 1995 Private Placement, Paramount received the right to designate two nominees to the Board of Directors of the Company; Michael S. Weiss, a Senior Managing Director of Paramount, and Elliott H. Vernon were subsequently designated and elected to the Board of Directors. On November 27, 1995, Paramount and the Company entered into a financial advisory agreement (the "Company Financial Advisory Agreement") whereby Paramount agreed to act as non-exclusive financial advisor to the Company and to identify and negotiate potential acquisition candidates, investments or strategic alliances and pursuant to which Paramount receives a monthly retainer of $2,500. In connection with the 1996 Private Placement, the parties agreed to extend the Company Financial Advisory Agreement for an additional eighteen (18) months. Additionally, the Company will pay a commission to Paramount of 6% of the gross proceeds received upon any exercise of the Company's outstanding Class A Warrants which were sold in the 1995 Private Placement and the 1996 Private Placement. David R. Walner, Associate Director of Paramount and has served as Secretary of the Company, without compensation, since December 1996.

Paramount is affiliated with certain significant stockholders of the Company, including the Aries Trust, a Cayman Islands Trust ("Aries Trust"), Aries Domestic Fund, L.P., a Delaware Corporation ("Aries Domestic") and Dr. Lindsay A. Rosenwald. Paramount is also affiliated with Paramount Capital Asset Management, Inc. ("PCAM") which is the investment manager of Aries Trust and the

General Partner of Aries Domestic. Dr. Rosenwald is the sole stockholder of PCAM. Dr. Rosenwald is also Chairman and Michael S. Weiss is a Senior Managing Director of Paramount.

In June 1996 the Company entered into an agreement (the "BTI Agreement") with Binary Therapeutics, Inc. (BTI) under which the Company was granted an option to acquire BTI. If the Company elects to exercise its option, the agreement calls for the Company to issue 1,000,000 to 3,000,000 shares of Common Stock to the BTI stockholders, depending upon the price of the Company's Common Stock at the date of the closing. Mr. Weiss, a Director of the Company, is a Director and Secretary of BTI. Aries Trust, Aries Domestic and Dr. Rosenwald are also stockholders of BTI. Under the BTI Agreement, as amended, the Company is required to advance to BTI funds to repay $664,000 in indebtedness in the event that the Company exercises its option to acquire BTI. The holders of such indebtedness are Aries Trust, Aries Domestic and Dr. Rosenwald.

The Company and BTI have agreed to extend the period during which the Company may exercise its option to acquire BTI by a merger of BTI into a wholly owned subsidiary of the Company from April 30, 1997 until such time as BTI has completed human clinical trials of Boronated Porphyrin Compounds (BOPP) at an agreed upon dose level. The option period was extended at the Company's request to enable BTI to complete preclinical studies, to commence clinical trials in humans and to demonstrate that a given dose level of BOPP in humans would not cause certain adverse events. The Company believes that the extension of the option will give it greater opportunity to access the preliminary data resulting from the BOPP preclinical trials and the Phase I human clinical trials before determining whether to acquire BTI and to evaluate the possibility of adverse events in human patients. Accordingly, the Company has determined to defer exercise of the option and the stockholder vote therewith.

In April 1996, the Board of Directors approved a relocation package for Dr.
H. Laurence Shaw, which included payment of all of Dr. Shaw's relocation expenses and an interest free bridge loan of $300,000 for Dr. Shaw to use to acquire a new residence in California. The loan, which was made in May 1997, was paid back in September 1997. The Company incurred $182,000 in relocation expenses for Dr. Shaw's move.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, and reliance by the Company upon such reports and representations, during the fiscal year ended March 31, 1998, all

Section 16(a) requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                        DESCRIPTION OF COMPANY SECURITIES

AUTHORIZED STOCK

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The following descriptions of securities is not complete and is qualified in all respects by the Company's Certificate of Incorporation, as amended, Certificates of Designations and Warrant Agreements, respectively, the forms of which are filed as exhibits to the Company's filings with the Commission.

COMMON STOCK

There are outstanding 11,257,021 shares of Common Stock owned of record by approximately 425 holders at June 26, 1998. The holders of Common Stock (i) have equal and ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company;
(ii) are entitled to share ratably in all assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; and (iii) do not have preemptive or subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes. The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Certificate of Incorporation, as amended, without stockholder action.

PREFERRED STOCK

The Company's Certificate of Incorporation authorizes the Board of Directors, without further vote or action by stockholders, to issue shares of Preferred Stock in one or more series and to determine the rights, preferences, privileges and restrictions thereof, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series. These rights and privileges could limit the voting power of holders of Common Stock and restrict their rights to receive dividends or liquidation proceeds in an adverse manner.

The Company has granted the Board of Directors authority to issue Preferred Stock and to determine its rights and preferences to eliminate delays associated with a stockholder vote on specific issuances. The Company believes that this power to issue Preferred Stock will provide flexibility in connection with possible corporate transactions. It could also have the effect, however, of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. See "Stockholders' Rights Plan."

The Board of Directors has authorized the issuance of up to 56,250 shares of Convertible Preferred Stock to be designated as the Company's Series A Convertible Preferred Stock (the "Convertible Preferred Stock"). There are outstanding 38,446 shares of Convertible Preferred Stock, owned of record by 69 holders at June 26, 1998. The rights, preferences and characteristics of the Convertible Preferred Stock are as follows:

DIVIDENDS

The holders of Convertible Preferred Stock will be entitled to receive dividends as, when and if declared by the Board of Directors out of funds legally available therefor. No dividend or distribution, as the case may be, shall be declared or paid on any junior stock unless first the holders of the Convertible Preferred Stock are paid a special dividend in the amount of $260 per share, and the same dividend as proposed to be paid to the junior stock is also paid to the Convertible Preferred Stock. The Company does not intend to pay cash dividends on the Convertible Preferred Stock or the underlying Common Stock for the foreseeable future.

CONVERSION

Each share of Convertible Preferred stock may be converted at the option of the holder at any time after the initial issuance date into Common Stock at a conversion price of 290.89 shares of Common Stock for each share of Convertible Preferred Stock.

MANDATORY CONVERSION

The Company has the right to cause the Convertible Preferred Stock to be converted in whole or in part, on a PRO RATA basis, into shares of Common Stock if the closing price of the Common Stock exceeds 200% of the conversion price for at least 20 trading days in any 30 consecutive trading day period.

LIQUIDATION

Upon (i) a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or in which shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into other stock or securities, cash or any other property, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Convertible Preferred Stock then outstanding will first be entitled to receive, PRO RATA (on the basis of the number of shares of the Convertible Preferred Stock then outstanding), and in preference of the holders of the Common Stock and any other series of preferred stock, an amount per share equal to $260.00 plus accrued but unpaid dividends, if any.

VOTING RIGHTS

The holders of the Convertible Preferred Stock have the right at all meetings of stockholders to the number of votes equal to the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock at the record date for determination of the stockholders entitled to vote. So long as a majority of the shares of Convertible Preferred Stock remain outstanding, the holders of 66.67% of the Convertible Preferred Stock then outstanding are entitled to approve (i) the issuance of any securities of the Company senior to or on parity with the Convertible Preferred Stock; (ii) any alteration or change in the rights, preferences or privileges of the Convertible Preferred Stock; and (iii) the declaration of payment of any dividend on any junior stock or the repurchase of any junior securities of the Company. Except as provided above or as required by applicable law, the holders of the Convertible Preferred Stock will be entitled to vote together with the holders of the Common Stock and not as a separate class.

CLASS A WARRANTS

EXERCISE PRICE AND TERMS

Each Class A Warrant entitles the holder there of to purchase one share of Common Stock at a price of $1.00 per share subject to adjustment in accordance with the adjustment provisions set forth in the Warrant Agreement summarized below. The Class A Warrants may be exercised upon surrender of the Class A Warrant certificate on or prior to November 26, 2005 (or, if redeemed prior thereto, the date immediately preceding the redemption date) at the offices of the Warrant Agent, with the subscription form on the reverse side of the Warrant certificate completed as indicated, accompanied by payment of the full exercise price (by cashier's or certified check payable to the order of the Warrant Agent, or by wire transfer) for the number of Class A Warrants being exercised. No fractional shares will be issued upon the exercise of the Class A Warrants, and the Company will pay cash in lieu of fractional shares.

ADJUSTMENT

The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Class A Warrants are subject to adjustments upon the occurrence of certain events, such as stock dividends or stock splits of the Common Stock. Additionally, an adjustment would be made in the case of the reclassification or exchange of the Common Stock, consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the assets of the Company, in order to enable Class A Warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by holders of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Class A Warrant. No adjustment to the exercise price of the shares subject to the Class A Warrants will be made for dividends (other than dividends in the form of stock), if any, paid on the Common Stock.

REDEMPTION

The Class A Warrants are subject to redemption by the Company at $.10 per warrant on 60 days' prior written notice provided that the closing bid quotation for the Common Stock as reported on the AMEX, or on such exchange on which the Common Stock is then traded, exceeds 400% of the exercise price per share for 20 consecutive trading days ending three days prior to the date of redemption.

WARRANT HOLDER NOT A STOCKHOLDER

The Class A Warrants do not confer upon holders thereof any voting or any other rights of a stockholder of the Company. The shares of Common Stock issuable upon exercise of the Class A Warrants in accordance with the terms thereof will be fully paid and nonassessable.

SETTLEMENT WARRANTS

The Board of Directors authorized the issuance of 309,734 Settlement Warrants, to be designated as the Company's Series B Warrants, in settlement of a class-action lawsuit against the Company. Class B Warrants are owned of record by 588 holders at June 26, 1998.

EXERCISE PRICE AND TERMS

Each Class B Warrants entitles the holder thereof to purchase one share of Common Stock at a price of $22.00 per share subject to adjustment in accordance with the adjustment provisions set forth in the Warrant Agreement summarized below. The Class B Warrants may be exercised at any time prior to August 11, 2001. No fractional shares will be issued upon the exercise of the Class B Warrants, and the Company will pay cash in lieu of fractional shares. After August 12, 2001, the Class B Warrants will become void and of no value.

ADJUSTMENT

The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Class B Warrants are subject to adjustments upon the occurrence of certain events, such as stock dividends or stock splits of the Common Stock. Additionally, an adjustment would be made in the case of the reclassification or exchange of the Common Stock, consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the assets of the Company, in order to enable Class B Warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by holders of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Class B Warrant. No adjustment to the exercise price of the shares subject to the Class B Warrants will be made for dividends (other than dividends in the form of stock), if any, paid on the Common Stock.

WARRANT HOLDER NOT A STOCKHOLDER

The Class B Warrants do not confer upon holders thereof any voting or any other rights of a stockholder of the Company. The shares of Common Stock issuable upon exercise of the Class B Warrants in accordance with the terms thereof will be fully paid and nonassessable.

STOCKHOLDERS' RIGHTS PLAN

In April 1991, the Company's Board of Directors adopted a stockholders' rights plan (the "Plan"). The Plan provides for the distribution of preferred stock purchase rights to common stockholders which separate from the Common Stock ten business days following: (a) an announcement of an acquisition by a person (or group) ("Acquiring Party") of 15% or more of the outstanding shares of Common Stock of the Company, (b) the commencement of a tender offer or exchange offer for 15% or more of the Common Stock or (c) a merger or asset sale as defined in the Plan. Under the Plan, certain related parties are not considered to be an Acquiring Party. In addition, the Plan was amended in December 1996 to allow the Placement Agent (and affiliates) to acquire an unlimited amount of the outstanding Common Stock without being characterized as an Acquiring Party. One right attached to each share of Common Stock outstanding as of April 15, 1991 and attaches to all shares issued thereafter. Each right entitles the holder to purchase one one-hundredth of one share of Series R junior participating cumulative preferred stock, par value $25.00 per share ("Unit of Preferred Stock"), at an exercise price of $120 per Unit of Preferred Stock. The Units of Preferred Stock are non redeemable, voting and are entitled to certain preferential dividend and liquidation rights. The exercise price and the number of Units of Preferred Stock issuable are subject to adjustment to prevent dilution.

If, after the rights have been distributed, the Company is a party to a business combination or other specifically defined transaction, each right (other than those held by the Acquiring Party) will entitle the holder to receive, upon exercise, Units of Preferred Stock or shares of common stock of the surviving company with a value equal to two times the exercise price of the right. Alternatively, a majority of the independent Directors of the Company may direct the Company to exchange all of the then outstanding rights for Common Stock at an exchange ratio of one share of Common Stock per right. The rights expire April 15, 2001 and are redeemable (at the option of a majority of the independent Directors of the Company) at $.01 per right at any time until the tenth day following an announcement of the acquisition of 15% or more of the Company's Common Stock.

TRANSFER AND WARRANT AGENT

The transfer agent for the Common Stock, Series A Convertible Preferred Stock, Class A Warrants and Settlement Warrants is the American Stock Transfer and Trust Company, 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219.

                         DESCRIPTION OF BGDC SECURITIES

AUTHORIZED STOCK

The authorized capital stock of BGDC consists of 25,000,000 shares of Common Stock, par value $.001, per share (the "BGDC Common Stock"), and 10,000,000 shares of Preferred Stock, par value $.001, per share.

COMMON STOCK

As of June 26, 1998, there are outstanding 7,500,000 shares of BGDC Common Stock, all owned by the Company. The holders of BGDC Common Stock (i) have equal and ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of BGDC; (ii) are entitled to share ratably in all assets of BGDC available for distribution to holders of BGDC Common Stock upon liquidation, dissolution or winding up of the affairs of BGDC; and (iii) do not have preemptive or subscription rights. There are no redemption or sinking fund provisions applicable to the BGDC Common Stock. Each holder of BGDC Common Stock is entitled to one vote per share for all purposes. The Board of Directors of BGDC is authorized to issue additional shares of BGDC Common Stock within the limits authorized by the BGDC's Certificate of Incorporation, as amended, without stockholder action.

PREFERRED STOCK

BGDC's Certificate of Incorporation authorizes its Board of Directors, without further vote or action by stockholders, to issue shares of Preferred Stock in one or more series and to determine the rights, preferences, privileges and restrictions thereof, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series. These rights and privileges could limit the voting power of holders of BGDC Common Stock and restrict their rights to receive dividends or liquidation proceeds in an adverse manner.

BGDC has granted the Board of Directors authority to issue Preferred Stock and to determine its rights and preferences to eliminate delays associated with a stockholder vote on specific issuances. BGDC has no outstanding shares of Preferred Stock and no present plans to issue any shares of Preferred Stock other than the BGDC Preferred Stock described below.

The Board of Directors has authorized the issuance of up to 7,000,000 shares of Convertible Preferred Stock to be designated as BGDC's Series A Convertible Preferred Stock (the "BGDC Preferred Stock"). The rights, preferences and characteristics of the BGDC Preferred Stock are as follows:

VOTING RIGHTS

The holders of BGDC Preferred Stock will have the right at all meetings of its stockholders to that number of votes in respect of such BGDC Preferred Stock equal to the number of shares of BGDC Common Stock issuable upon conversion of such shares of BGDC Preferred Stock at the record date for the determination of the stockholders entitled to vote on matters or, if no such record date is established, at the date such vote is taken. Unless otherwise expressly provided by the Certificate of Incorporation or required by applicable law, the holders of Preferred Stock will vote together with the holders of BGDC Common Stock and not as a separate class.

In addition, any amendment to the Certificate of Incorporation of BGDC that
(a) adversely affects the conversion terms of the BGDC Preferred Stock or (b) creates a class of capital stock that has rights senior to the BGDC Preferred Stock upon a Liquidation Event (as defined below) or a Merger Event (as defined below) or with respect to voting power (as to matters other than relating solely to such class of capital stock), shall require the approval of the holders of a majority of the BGDC Preferred Stock, except that BGDC may issue additional shares of BGDC Preferred Stock and/or preferred stock with rights similar to those of the BGDC Preferred Stock.

DIVIDENDS

At all times while the BGDC Preferred Stock remains outstanding, the BGDC Preferred Stock shall accrue dividends (the "Preferred Dividends") payable out of funds legally available therefor as follows:

                      Dividend Date                                     Dividend Amount
                      -------------                                     ---------------
On the date of the final closing date of the
   Transaction (the "Final Closing Date")............................   $1.99 per share
On the date that is 30 months from the Final Closing Date............   $0.82 per share
On the date that is 36 months from the Final Closing Date............   $0.82 per share
On the date that is 42 months from the Final Closing Date............   $1.16 per share
On the date that is 48 months from the Final Closing Date............   $1.16 per share

Thereafter, at all times while the BGDC Preferred Stock remains outstanding, the holders of BGDC Preferred Stock shall be entitled to receive an annual dividend at an annual rate of 35%, compounded monthly.

The Preferred Dividends shall be payable only when, as and if declared by the Board of Directors. The Board of Directors does not presently intend to declare or pay any Preferred Dividends. Preferred Dividends not declared and paid when due shall accrue, accumulate and be included in the liquidation preference of the BGDC Preferred Stock and shall be canceled upon conversion.

In addition to the foregoing, the holders of the BGDC Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. BGDC shall not declare any dividend or distribution on any securities ranking junior to the BGDC Preferred Stock ("Junior Stock") unless and until a special dividend equal to the Liquidation Amount has been declared and paid on the BGDC Preferred Stock and all accrued and unpaid dividends have been paid on the BGDC Preferred Stock.

CONVERSION

The BGDC Preferred Stock may be converted at the option of the holder at any time after the initial issuance date of the BGDC Preferred Stock at the then applicable Conversion Price for fully paid and nonassessable shares of BGDC Common Stock. The Conversion Price of the BGDC Preferred Stock, initially $2.00 per share of Common Stock, is subject to adjustment upon the occurrence of issuances of securities at below market price or below the Conversion Price, a merger, reorganization, consolidation, reclassification, stock dividend or stock split which will result in an increase or decrease in the number of shares of BGDC Common Stock outstanding.

The BGDC Preferred Stock shall be automatically converted into BGDC Common Stock on the date (the "Conversion Date") that is six months after the first date (the "Trading Date") on which the BGDC Common Stock (or securities received by all holders of BGDC Common Stock in exchange for BGDC Common Stock) trades on a national securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System (collectively "NASDAQ") (a "Trading Event"). The Conversion Price will be adjusted downward if the Trading Price (as defined below) as of the Conversion Date is less than the then applicable Liquidation Amount per share (an "Adjustment Event") so that upon an Adjustment Event, each share of BGDC Preferred Stock shall be automatically converted into shares of BGDC Common Stock at a Conversion Price equal the greater of (a) the Trading Price divided by the applicable Return Factor (as defined below) and (b) 25% of the then applicable Conversion Price.

The "Return Factor" shall equal the quotient obtained by dividing (x) the Liquidation Amount per share by (y) the per share stated value of the BGDC Preferred Stock. The "Trading Price" shall mean the lower of (i) the average closing bid price of the Common Stock (with appropriate adjustments for subdivisions or combinations of shares effected during such period) for 30 consecutive trading days, ending with the trading day prior to the date as of which the Trading Price is being determined, and (ii) the average closing bid price of the Common Stock (with appropriate adjustments for subdivisions or combinations of shares effected during such period) for five consecutive trading days, ending with the trading day prior to the date as of which the Trading Price is being determined, provided that if the prices referred to in the definition of closing bid price cannot be determined for any of such periods, "Trading Price" shall mean Fair Market Value (as defined Certificate of Designation attached hereto as Exhibit B).

In addition, each share of BGDC Preferred Stock shall be automatically converted immediately prior to an underwritten initial public offering of BGDC Common Stock in which gross proceeds to

BGDC exceed $5,000,000 (a "Qualified IPO") pursuant to an effective registration statement under the Securities Act (a "Reset Event") on the date of the Reset Event (the "Reset Date") at a conversion price that will ensure, subject to the limitations described below, that each share of BGDC Preferred Stock is convertible into that number of shares of BGDC Common Stock such that when multiplied by the Reset Price (as defined below), each share of Preferred Stock shall be valued at least at the Liquidation Amount (subject to equitable adjustments for stock splits and other similar events). Accordingly, the aggregate number of shares of BGDC Common Stock issuable upon conversion of the BGDC Preferred Stock is subject to adjustment (the "Reset Adjustment") at the time of the Reset Event, if the PMV (as defined below) is less than the Minimum Value (as defined below). In such event, the conversion ration of the BGDC Preferred Stock shall be increased to equal a ratio that will provide that the issued and outstanding shares of BGDC Preferred Stock (assuming exercise or conversion of the Preferred Stock Equivalents (as defined below) into shares of BGDC Preferred Stock) shall in the aggregate be convertible into a number of shares of BGDC Common Stock equal to the product of (A) the Pre-Reset Shares (as defined below) times (B) a fraction, the numerator which is the Aggregate Liquidation Amount (as defined below) and the denominator of which is the PMV. No adjustment shall be made if the PMV is greater than the Minimum Value.

Any Reset Adjustment will be subject to the limitations that (a) in no event shall the adjusted conversion ratio entitle the holders of the BGDC Preferred Stock to hold in excess of 80% of the Pre-Reset Shares and (b) BGDC may offer similar (but not more favorable) protection to investors in a Subsequent Offering without the consent of the holders of the BGDC Preferred Stock provided that any reduction in the Pre-Reset Shares allocable to the holders of the BGDC Preferred Stock or the holders of the Subsequent offering Securities (as defined below), as the case may be, are allocated first from the Pre-Reset Shares to be allocated to the holders of BGDC Common Stock and BGDC Common Stock Equivalents (but subject to the 80% limitation described in (a) above) and secondly out of the Pre-Reset Shares to be held by the holders of the Preferred Stock or the holders of the Subsequent Offering Securities, as the case may be, pro rata based upon the relative amounts of the Offering Amount and the Subsequent Offering Amount.

For purposes of the foregoing:

         (A) "The Aggregate Liquidation Amount" shall mean the aggregate Liquidation Amount of outstanding shares of BGDC Preferred Stock (assuming exercise or conversion of all Preferred Stock Equivalents into BGDC Preferred Stock);

          (B) "BGDC Common Stock Equivalents" shall mean all securities exercisable for or convertible into, directly or indirectly, shares of BGDC Common Stock excluding shares issuable upon conversion of the BGDC Preferred Stock and Preferred Stock Equivalents or any Subsequent Offering Securities;

         (C) "Unadjusted Percentage" shall mean the quotient of (1) all shares of BGDC Common Stock issuable upon the exercise and/or conversion of all BGDC Preferred Stock and Preferred Stock Equivalents, prior to any adjustments as a result of a Reset Event, divided by (2) all outstanding shares of BGDC Common Stock and all shares of BGDC Common Stock issuable upon the exercise or conversion of all outstanding BGDC Common Stock Equivalents plus all shares of BGDC Common Stock issuable upon conversion of the BGDC Preferred Stock and Preferred Stock Equivalents, in each case prior to any adjustments as a result of the Reset Event;

         (D) "Minimum Value" shall mean the quotient obtained by dividing (1) the sum of the Aggregate Liquidation Amount by (2) the Unadjusted Percentage;

         (E) "Pre-Reset Shares" shall mean the aggregate number of shares of BGDC Common Stock outstanding on a fully diluted basis (assuming the exercise or conversion of all BGDC Common Stock Equivalents and including shares of BGDC Common Stock issuable upon conversion of the BGDC Preferred Stock and Preferred Stock Equivalents or any Subsequent Offering Securities) upon the effectiveness of the Reset Event, but excluding shares of BGDC Common Stock and BGDC Common Stock Equivalents issued in or at the time of the Reset Event as a result of a Reset Event;

         (F) "Preferred Stock Equivalents" shall mean all securities exercisable for, or convertible into, shares of BGDC Preferred Stock;

         (G) "PMV" shall be equal to the aggregate value of the Pre-Reset Shares determined by multiplying the number of Pre-Reset Shares by the Reset Price;

         (H) "Reset Price' shall mean the per share public offering price of the BGDC Common Stock sold in the Qualified IPO. If units of BGDC Common Stock and other securities are issued in the Qualified IPO, the Board of Directors of BGDC shall in good faith allocate value to the BGDC Common Stock based on the relative historical values of similar unit offerings conducted by the same and/or similar underwriters;

         (I) "Offering Amount" shall mean the gross amount of proceeds to BGDC from sales of the then outstanding shares of Preferred Stock ($2.00 per share in the case of the Transaction) plus any other amounts receivable by BGDC in connection with the issuance of shares of the BGDC Preferred Stock upon conversion or exercise of any then outstanding securities convertible or exercisable, directly or indirectly, for the BGDC Preferred Stock;

         (J) "Subsequent Offering" shall mean any private financing of debt securities or series of preferred stock of BGDC that shall in each case by convertible, directly or indirectly, into shares of BGDC Common Stock which shall be consummated by BGDC prior to the Qualified IPO;

         (K) "Subsequent Offering Amount" shall mean the gross amount of proceeds or other amounts received or receivable by BGDC in any Subsequent Offering of Subsequent Offering Securities; and

         (L) "Subsequent Offering Securities" shall mean the convertible debt securities or convertible preferred stock of BGDC issued in any Subsequent Offering that have the Reset Event protection.

LIQUIDATION PREFERENCE

Upon a liquidation, dissolution or winding up of BGDC, whether voluntary or involuntary (a "Liquidation Event"), after payment or provision for payment of the debts and other liabilities of BGDC, subject to the prior and superior rights of the holders of any shares of any series or class of capital stock ranking prior and superior to the shares of the BGDC Preferred Stock with respect to liquidation, holders of the BGDC Preferred Stock will receive, pro rata (on the basis of the number of shares of Preferred Stock then outstanding), in preference to the holders of all other series of preferred stock (other than shares of preferred stock that are pari passu with the BGDC Preferred Stock) and BGDC Common Stock, $2.00 per share (subject to appropriate adjustments for stock splits and other similar events) plus declared but unpaid dividends, if any, and all accrued but unpaid Preferred Dividends (collectively, the "Liquidation Amount"). Similar treatment for the holders of the BGDC Preferred Stock will be provided upon (a) any consolidation, merger, combination, reorganization or other transaction in which BGDC is not the surviving entity or the shares of BGDC Common Stock constituting in excess of 50% of the voting power of BGDC are exchanged for or changed into other stock or securities (other than pursuant to the Exchange Right described below), cash and/or any other property or (b) a sale or other disposition of all or substantially all of the assets of BGDC (any of the foregoing a "Merger Event"). The Liquidation Amount is payable in cash or securities.

EXCHANGE RIGHT

To the extent that any shares of BGDC Preferred Stock are outstanding on the date that is one year following the Final Closing Date (the "Initial Exchange Date"), then, (i) for the 60 day period thereafter, the holders of BGDC Preferred Stock will have the right to put their shares of BGDC Preferred Stock, if any, to Pacific Pharmaceuticals, Inc. for $2.00 per share, and (ii) for the 60-day period following the one year anniversary of the Initial Exchange Date (the "Final Exchange Date"), each holder of the BGDC Preferred Stock would have the right to put their shares of BGDC Preferred Stock to the Company for $3.99 per share (in each case subject to adjustments for stock splits and other similar events) (the "Exchange Purchase Price").

The Exchange Purchase Price may be paid in cash, Company Common Stock or any combination thereof, at the Company's sole discretion, within 60 days after the holder's exercise of the put right.

In the event that the Company elects to pay the Purchase Price in shares of Company Common Stock ("Exchange Shares"), the number of Exchange Shares to be delivered will be determined by dividing (a) that portion of the Exchange Purchase Price to be paid in Exchange Shares by (b) the average closing price of Company's Common Stock for the 30 consecutive trading days immediately preceding the Initial Exchange Date or the Final Exchange Date, as the case may be, on the principal national securities exchange on which Company's Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing bid price of Company Common Stock as reported by the NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or, if the Company's Common Stock is not reported on NASDAQ, the closing bid price for the Company's Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Company's Common Stock as determined in good faith between the Board of Directors of the Company and the holders of a majority of the BGDC Preferred Stock then outstanding.

REDEMPTION

BGDC shall have the right at any time following the date of issuance of the BGDC Preferred Stock to redeem the BGDC Preferred Stock in whole, but not in part, upon not less than 30 days nor more than 60 days written notice, at a price equal to the Liquidation Amount. The Holders of the BGDC Preferred Stock will have the right, on or prior to the redemption date specified in the written notice by BGDC, to convert each share of the BGDC Preferred Stock into shares of the BGDC Common Stock at the then applicable conversion ratio.

                             STOCKHOLDERS' PROPOSALS

Proposals of stockholders which are intended to be presented at the 1999 Annual Meeting must be consistent with the regulations of the SEC and received by the Company at its principal executive offices not later than February 28, 1999 for inclusion in the Company's proxy materials for that meeting. Such proposals should be directed to Pacific Pharmaceuticals, Inc., Attention: Investor Relations, at the address shown on Page 1.

                                 OTHER BUSINESS

At the date of this Proxy Statement, the Company knows of no other matters to be brought before the Meeting. If other matters should properly come before the Meeting, it is the intention of each person mentioned in the proxy to vote such proxy in accordance with his judgment of such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                    REQUEST TO VOTE, SIGN AND RETURN PROXIES

PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE.

DATED:  JULY 8, 1998

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         BY: /S/ H. LAURENCE SHAW, M.D.
                                             --------------------------
                                                 H. LAURENCE SHAW, M.D.

                           PACIFIC PHARMACEUTICALS, INC.

                                       PROXY

                          ANNUAL MEETING, AUGUST 13, 1998

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints H. Laurence Shaw and James Hertzog as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock and Series A Convertible Preferred Stock of Pacific Pharmaceuticals, Inc. held on record by the undersigned on June 26, 1998, at the Annual Meeting of Stockholders to be held on August 13, 1998, and any adjournment thereof.

     The undersigned hereby directs this proxy to be voted:

Please mark your vote
as in this example:      /X/

                                                                                               WITHHOLD
                                                                                   FOR ALL       ALL        WITHHOLD
                                                                                   NOMINEES    NOMINEES     AUTHORITY
1.   Election of Directors    Nominees:      H. Laurence Shaw                        / /         / /           / /
                                             Jack Halperin
                                             John G. Kringel
                                             Elliott H. Vernon
                                             Robert A. Vukovich
                                             Michael S. Weiss

     For, except vote withheld from the following nominee(s):

     ---------------------------------------------


                                                                                    FOR         AGAINST        ABSTAIN

2.   To authorize the Company to enter into agreements, in connection with a        / /           / /            / /
     private placement financing by the Company and the Company's subsidiary,
     BG Development Corp. ("BGDC"), to exchange shares of BGDC Convertible
     Preferred Stock for shares of the Company's Common Stock under certain circumstances.


3.   To ratify the Board of Directors' selection of Deloitte & Touche LLP as the    / /           / /            / /
     Company's independent public accountants for the year ended March 31, 1999.


4. To consider and act on such other business as may properly be presented at the Meeting.



                       (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)



     In their discretion, the named Proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOW OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.


                                             -----------------------------------
                                             Date

                                             -----------------------------------
                                             Signature of stockholder

                                             -----------------------------------
                                             Signature if held jointly

                                             Note: PLEASE MARK, DATE, SIGN AND
                                             RETURN THIS PROXY PROMPTLY USING
                                             THE ENCLOSED ENVELOPE.  If signing
                                             as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title.  If a
                                             corporation or partnership, please
                                             sign in corporate or partnership
                                             name by an authorized person.